UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)
June 25, 2019 (June 19, 2019)

Diversicare Healthcare Services, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-12996	62-1559667
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1621 Galleria Boulevard, Brentwood, TN 37027
(Address of Principal Executive Offices) (Zip Code)

(615) 771-7575
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	DVCR	The Nasdaq Capital Market

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

As previously reported, on December 19, 2018, Diversicare Healthcare Services, Inc. (the “Company”) received a letter from the Listing Qualifications staff of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that, based upon Nasdaq’s review of the Market Value of Listed Securities (“MVLS”) for the last 30 consecutive business days, the Company no longer met the minimum MVLS of $35 million as set forth in Nasdaq Listing Rule 5550(b)(2). The MVLS is calculated based upon the total shares outstanding at the measurement date multiplied by the closing bid price of our common stock, par value $0.01 per share (the “Common Stock”). In accordance with Nasdaq Listing Rule 5810(c)(3)(C), the Company was provided an initial period of 180 calendar days, or until June 17, 2019, in which to regain compliance with the requirement. The Company did not regain compliance by June 17, 2019.

On June 19, 2019, the Company received written notification (the “Notification”) from Nasdaq stating that the Company’s common stock was subject to delisting from Nasdaq, pending the Company’s opportunity to request a hearing before the Nasdaq Hearings Panel (the “Panel”). The Notification stated that the Company had not regained compliance with the Rule and if the Company did not request an appeal before the Panel on or before June 26, 2019, the Company’s common stock would be scheduled for delisting at the opening of business on June 28, 2019.

The Company plans to request an appeal of the Notification. There can be no assurance, however, that the Panel will grant the Company’s request for continued listing. Under Nasdaq rules, the delisting of the Company’s common stock will be stayed during the pendency of the appeal and during such time, the Company’s common stock will continue to be listed on The Nasdaq Capital Market.

Forward Looking Statements

Except for the factual statements made herein, information contained in this report consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks, uncertainties and assumptions that are difficult to predict. Words such as “will,” “may,” “intends,” “plans,” and similar expressions, or the use of future tense, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. Such forward-looking statements are not guarantees of performance and actual actions or events could differ materially from those contained in such statements. For example, there can be no assurance that the Company will be able to meet Nasdaq compliance standards. The forward-looking statements contained in this report speak only as of the date of this report and the Company undertakes no obligation to publicly update any forward-looking statements to reflect changes in information, events or circumstances after the date of this report, unless required by law. The risks included are not exhaustive; for a more detailed description of these uncertainties and other factors, see “Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K filed with the Commission on February 28, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Diversicare Healthcare Services, Inc.

By: /s/ Kerry D. Massey
Kerry D. Massey
Chief Financial Officer

Date:    June 25, 2019